FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Reports Earnings for the Third Quarter of 2016

RALEIGH, N.C., October 19, 2016 – Yadkin Financial Corporation (NYSE: YDKN) ("Yadkin" or the "Company"), the parent company of Yadkin Bank, today announced financial results for the third quarter ended September 30, 2016.

"The third quarter has been a very active one at Yadkin beginning with the exciting announcement that we plan to merge with F.N.B. Corporation," stated Scott Custer, Yadkin's CEO. "With this proposed merger, we believe that we have found a partner that shares our core values and will enable us to expand banking and financial services in a unique way to our customers across the Carolinas. Merger integration activities are well underway and are proceeding according to schedule. In addition to the hard work invested into merger integration activities, the Company maintained a sharp focus on continuing to provide excellent customer service and executing our business plan. We are very pleased to announce record operating earnings per share, improved operating efficiency, and book value growth in the third quarter of 2016."

Third Quarter 2016 Performance Highlights (GAAP)

•	Net income available to common shareholders totaled $16.3 million, or $0.32 per diluted share, in Q3 2016 compared to $0.34 per diluted share in Q2 2016 and $0.37 per diluted share in Q3 2015.

•	Annualized return on assets was 0.88 percent in Q3 2016 compared to 0.94 percent in Q2 2016 and 1.08 percent in Q3 2015.

•	Annualized return on average equity was 6.41 percent in Q3 2016 compared to 7.05 percent in Q2 2016 and 8.45 percent in Q3 2015.

•	The expense efficiency ratio was 63.2 percent in Q3 2016 compared to 63.5 percent in Q2 2016 and 57.6 percent in Q3 2015.

•	The Company grew book value per share to $19.60 as of September 30, 2016 from $19.44 per share as of June 30, 2016.

Third Quarter 2016 Operating Highlights (Non-GAAP)

•
Net operating earnings available to common shareholders, which excludes certain non-operating income and expenses, improved to a record of $22.3 million, or $0.43 per diluted share, in Q3 2016 from $0.41 per diluted share in Q2 2016 and $0.40 per diluted share in Q3 2015.

•	Annualized net operating return on assets improved to a record 1.20 percent in Q3 2016 from 1.15 percent in both Q2 2016 and Q3 2015.

•	Annualized net operating return on average tangible common equity also improved to a record 14.44 percent in Q3 2016 from 14.35 percent in Q2 2016 and 13.34 in Q3 2015.

•	Operating expense efficiency ratio improved to 54.3 percent in Q3 2016 from 55.5 percent in Q2 2016 and 57.3 percent in Q3 2015.

•	The Company grew tangible book value per share to $12.47 as of September 30, 2016 from $12.28 per share as of June 30, 2016.

Results of Operations and Asset Quality - Linked Quarter Comparison

Net interest income totaled $64.0 million in the third quarter of 2016, which was an increase from $63.5 million in the second quarter of 2016. The Company improved its net interest income with higher average loan balances and slightly higher loan yields, partially offset by lower investment balances and yields, and higher costs of deposits and interest-bearing liabilities. Net interest margin decreased from 3.94 percent in the second quarter of 2016 to 3.92 percent in the third quarter of 2016 primarily due to lower investment securities yields and higher funding costs. Core net interest margin, which excludes the impact of accretion income on net interest income, was 3.62 percent in the third quarter of 2016, which was down slightly from 3.63 percent in the second quarter of 2016.

Net accretion income on acquired loans totaled $4.7 million in the third quarter of 2016, which consisted of $1.0 million of net accretion on purchased credit-impaired ("PCI") loans and $3.7 million of accretion income on purchased non-impaired loans. Net accretion income on acquired loans in the second quarter of 2016 totaled $5.1 million, which included $1.1 million of net accretion on PCI loans and $4.1 million of net accretion income on purchased non-impaired loans. Net accretion income on purchased non-impaired loans included $1.8 million of accelerated accretion due to principal prepayments in the third quarter of 2016 compared to $1.9 million in the second quarter of 2016.

Provision for loan losses was $3.0 million in the third quarter of 2016 compared to $2.3 million in the second quarter of 2016.The following table summarizes changes in the allowance for loan losses ("ALLL") for the quarters presented.

(Dollars in thousands)	Non-PCI Loans	PCI Loans	Total

Q3 2016
Balance at July 1, 2016	$10,864	$769	$11,633
Net charge-offs	(2,483)	(5)	(2,488)
Provision for loan losses	3,129	(132)	2,997
Balance at September 30, 2016	$11,510	$632	$12,142

Q2 2016
Balance at April 1, 2016	$9,453	$778	$10,231
Net charge-offs	(896)	—	(896)
Provision for loan losses	2,307	(9)	2,298
Balance at June 30, 2016	$10,864	$769	$11,633

The ALLL was $12.1 million, or 0.23 percent of total loans as of September 30, 2016, compared to $11.6 million, or 0.22 percent of total loans, as of June 30, 2016. The increase in ALLL to total loans was primarily due to reserve building on originated loans. The adjusted ALLL, a non-GAAP metric that includes the ALLL as well as net acquisition accounting fair value adjustments for acquired loans, declined from 1.41 percent of total loans as of June 30, 2016 to 1.29 percent as of September 30, 2016. The decline in the adjusted ALLL ratio was due to accretion runoff on the acquired portfolio as well as improvements in historical loss rates used in the Company's ALLL model.

Provision for loan losses on non-PCI loans increased $822 thousand in the third quarter of 2016, primarily due to higher net charge-offs, which totaled $2.5 million in the third quarter of 2016, compared to $896 thousand in the second quarter of 2016. The annualized net charge-off rate was 0.18 percent of average loans the third quarter of 2016 compared to 0.07 percent in the second quarter of 2016. The provision credit recorded on PCI loans increased by $123 thousand on a linked-quarter basis, the result of improved cash flows on certain PCI loan pools.

Nonaccrual loans declined by $7.8 million in the third quarter of 2016 due to the foreclosure of a single, large multi-family project in the Raleigh, NC area. Partly as a result of this foreclosure, the ratio of nonperforming loans (nonaccrual loans and loans past due 90 days or more and still accruing) to total loans declined from 0.94 percent as of June 30, 2016 to 0.77 percent as of September 30, 2016. Total nonperforming assets (nonperforming loans, delinquent purchased accounts receivables and foreclosed assets) as a percentage of total assets increased slightly to 1.09 percent as of September 30, 2016, from 1.08 percent as of June 30, 2016.

Non-interest income totaled $16.8 million in the third quarter of 2016, an increase from $15.6 million in the second quarter of 2016. Mortgage banking income generated $4.2 million in the third quarter of 2016 compared to $3.9 million in the second quarter of 2016 as a result of strong residential sales activity within the Company's footprint and a favorable interest rate environment for mortgage activity. Mortgage banking income was also benefited in both quarters by sales of certain conforming 15-year mortgage loans that were acquired in the NewBridge Merger. Government-guaranteed, small business lending income improved to $3.6 million in the third quarter of 2016 from $2.7 million during the second quarter of 2016 primarily due to a change in production mix to more fully funded guaranteed loans that can be sold more quickly.

Non-interest expense totaled $51.1 million in the third quarter of 2016 compared to $50.2 million in the second quarter of 2016, primarily due to higher merger and conversion costs. Personnel-related expenses increased by 0.7 percent in the third quarter of 2016, while occupancy expenses decreased by 3.7 percent from the second quarter of 2016. Merger and conversion costs, which include various professional fees, personnel, data processing, technology, and other expenses related to the NewBridge and FNB mergers, increased by $646 thousand in the third quarter of 2016.

The Company's efficiency ratio was 63.2 percent in the third quarter of 2016 compared to 63.5 percent in the second quarter of 2016. Operating efficiency ratio, which excludes certain non-operating income and expenses, improved to 54.3 percent in the third quarter of 2016 from 55.5 percent in the second quarter of 2016. In a strategic effort to improve operating efficiency following the NewBridge Merger, the Company closed ten branches late in the second quarter of 2016, which reduced personnel and occupancy expenses. The Company has announced that the NewBridge systems integration (originally scheduled for September 2016) will now be completed following the FNB Merger. Postponement of the NewBridge systems integration means that some of the cost savings originally anticipated following the NewBridge Merger will not be realized in 2016. However, the Company believes that this decision will minimize customer impact and will better position the upcoming FNB integration.

Income tax expense totaled $10.4 million in the third quarter of 2016 compared to $9.2 million in the second quarter of 2016. The Company's effective tax rate increased from 34.6 percent in the second quarter of 2016 to 39.1 percent in the third quarter of 2016, partially due to the impact of significant non-deductible merger expenses recorded during the third quarter of 2016. The higher effective tax rate also reflected a $552 thousand one-time charge to income tax expense to account for the revaluation of the Company's state deferred tax assets as the North Carolina state corporate income tax rate will be reduced from 4 percent to 3 percent effective January 1, 2017.

Merger with NewBridge Bancorp

On March 1, 2016, the Company completed its acquisition of NewBridge Bancorp (“NewBridge”), pursuant to an Agreement and Plan of Merger, dated October 12, 2015 (the "NewBridge Merger"). Following the NewBridge Merger, the Company is now the fourth largest bank headquartered in North Carolina and ranks first by North Carolina deposit market share among community banks. The Company operates 100 full-service banking locations in its North Carolina and South Carolina banking network and has a significant presence in all major North Carolina markets, including Charlotte, the Raleigh-Durham-Chapel Hill Triangle, the Piedmont Triad, and Wilmington. As a result of the NewBridge Merger, the Company's 2016 financial results may not be comparable to financial results in prior periods.

Dividend Information

On October 19, 2016, Yadkin's Board of Directors declared a regular quarterly cash dividend of $0.10 per share on its issued and outstanding shares of unrestricted common stock, payable on November 17, 2016 to shareholders of record on November 10, 2016.

****

Yadkin Financial Corporation is the bank holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 98 branches across North Carolina and upstate South Carolina. Serving over 130,000 customers, the Company has assets of $7.4 billion. The Bank’s primary business is providing banking, mortgage, investment, and insurance services to consumers and businesses across the Carolinas. The Bank provides SBA lending services through its Government Guaranteed Lending division, headquartered in Charlotte, NC, and mortgage lending services through Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. Yadkin Financial Corporation's common stock is traded on the NYSE under the symbol YDKN.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Yadkin management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) pre-tax, pre-provision operating earnings; (iii) operating non-interest expense, (iv) operating efficiency ratio, (v) adjusted allowance for loan losses to loans; and (vi) tangible common equity, in its analysis of the Company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, a one-time branch sale gain, merger and conversion costs, restructuring charges, income tax expense from the change in future state tax rates, and the income tax effect of adjustments. Pre-tax, pre-provision operating earnings excludes the following from net income: provision for loan losses, income tax expense, securities gains and losses, a one-time branch sale gain, merger and conversion costs, and restructuring charges. Operating non-interest expense excludes merger and conversion costs and restructuring charges from non-interest expense. The operating efficiency ratio excludes a one-time branch sale gain, securities gains and losses, merger and conversion costs, and restructuring charges from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from shareholders' equity.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Yadkin performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, risks relating to any proposed mergers, reduced earnings due to larger than expected credit losses in the sectors of our loan portfolio secured by real estate due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors; reduced earnings due to larger credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; the rate of delinquencies and amount of loans charged-off; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected; our ability to achieve the estimated synergies from the NewBridge Merger and once integrated, the effects of such business combination on our future financial condition, operating results, strategy and plans; our ability to integrate NewBridge on our schedule and budget; failure to obtain all regulatory approvals and meet other closing conditions pursuant to the Agreement and Plan of Merger, dated July 20, 2016, by and between First National Bank of Pennsylvania ("F.N.B.") and the Company (the "FNB Merger"), including approval by the shareholders of F.N.B. and the Company, respectively, on the expected terms and time schedule; delay in closing the FNB Merger; difficulties and delays in integrating the F.N.B. and the Company businesses or fully realizing cost savings and other benefits; business disruption following the FNB Merger; customer acceptance of F.N.B. products and services; potential difficulties encountered in expanding into a new market following the FNB Merger; customer disintermediation; results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets; the amount of our loan portfolio collateralized by real estate; our ability to maintain appropriate levels of capital; adverse changes in asset quality and resulting credit risk-related losses and expenses; increased funding costs due to market illiquidity, competition for funding, and increased regulatory requirements with regard to funding; significant increases in competitive pressure in the banking and financial services industries; changes in political conditions or the legislative or regulatory environment, including the effect of future financial reform legislation on the banking industry; general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; our ability to retain our existing customers, including our deposit relationships; changes occurring in business conditions and inflation; changes in monetary and tax policies; ability of borrowers to repay loans; risks associated with a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including cyber attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; changes in accounting principles, policies or guidelines; changes in the assessment of whether a deferred tax valuation allowance is necessary; our reliance on secondary liquidity sources such as Federal Home Loan Bank advances, sales of securities and loans, federal funds, lines of credit from correspondent banks and out-of-market time deposits; loss of consumer confidence and economic disruptions resulting from terrorist activities or military actions; and changes in the securities markets. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

CONTACT:
Terry Earley, CFO
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: Terry.Earley@yadkinbank.com

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	Three months ended
(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income
Loans	$65,980	$64,345	$47,971	$41,025	$40,300
Investment securities	6,618	7,231	6,113	5,243	3,957
Federal funds sold and interest-earning deposits	101	81	103	54	47
Total interest income	72,699	71,657	54,187	46,322	44,304
Interest expense
Deposits	4,803	4,433	3,467	2,950	3,097
Short-term borrowings	1,690	1,360	808	489	437
Long-term debt	2,215	2,375	1,867	1,541	1,465
Total interest expense	8,708	8,168	6,142	4,980	4,999
Net interest income	63,991	63,489	48,045	41,342	39,305
Provision for loan losses	2,997	2,298	1,875	2,714	1,576
Net interest income after provision for loan losses	60,994	61,191	46,170	38,628	37,729
Non-interest income
Service charges and fees	5,757	5,795	4,212	3,436	3,566
Government-guaranteed lending	3,600	2,680	3,072	3,170	3,009
Mortgage banking	4,223	3,850	1,623	1,571	1,731
Bank-owned life insurance	1,427	733	552	466	470
Gain (loss) on sales of available for sale securities	—	64	130	(85)	—
Gain on sale of trust business	—	417	—	—	—
Gain on sale of branches	—	—	—	88	—
Other	1,782	2,098	1,765	1,320	2,022
Total non-interest income	16,789	15,637	11,354	9,966	10,798
Non-interest expense
Salaries and employee benefits	23,102	22,939	18,040	15,777	14,528
Occupancy and equipment	7,041	7,315	5,535	4,722	4,641
Data processing	2,779	2,783	2,140	1,931	1,851
Professional services	1,426	1,547	1,108	861	1,196
FDIC insurance premiums	1,473	770	821	674	732
Foreclosed asset expenses	342	137	311	366	277
Loan, collection, and repossession expense	1,133	1,004	1,133	926	931
Merger and conversion costs	7,177	6,531	10,335	803	104
Restructuring charges	—	25	21	282	50
Amortization of other intangible assets	1,628	1,671	1,053	745	761
Other	4,957	5,483	4,307	3,477	3,777
Total non-interest expense	51,058	50,205	44,804	30,564	28,848
Income before income taxes	26,725	26,623	12,720	18,030	19,679
Income tax expense	10,439	9,219	4,920	6,182	7,891
Net income	$16,286	$17,404	$7,800	$11,848	$11,788

NET INCOME PER COMMON SHARE
Basic	$0.32	$0.34	$0.20	$0.37	$0.37
Diluted	0.32	0.34	0.20	0.37	0.37

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	51,507,217	51,311,504	38,102,926	31,617,993	31,608,909
Diluted	51,605,620	51,490,182	38,194,964	31,815,333	31,686,150

SELECTED PERFORMANCE RATIOS AND FINANCIAL DATA - QUARTERLY

	As of and for the three months ended
(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Selected Performance Ratios (Annualized)
Return on average assets	0.88%	0.94%	0.57%	1.07%	1.08%
Net operating return on average assets (Non-GAAP)	1.20	1.15	1.09	1.14	1.15
Return on average shareholders' equity	6.41	7.05	4.42	8.38	8.45
Net operating return on average shareholders' equity (Non-GAAP)	8.78	8.59	8.39	8.92	8.98
Return on average tangible equity (Non-GAAP)	10.72	11.89	7.18	12.36	12.57
Net operating return on average tangible equity (Non-GAAP)	14.44	14.35	13.14	13.14	13.34

Yield on earning assets, tax equivalent	4.45	4.45	4.57	4.81	4.72
Cost of interest-bearing liabilities	0.68	0.63	0.64	0.65	0.66
Net interest margin, tax equivalent	3.92	3.94	4.05	4.29	4.19

Efficiency ratio	63.21	63.45	75.43	59.57	57.58
Operating efficiency ratio (Non-GAAP)	54.32	55.50	58.12	57.46	57.27

Per Common Share
Net income, basic	$0.32	$0.34	$0.20	$0.37	$0.37
Net income, diluted	0.32	0.34	0.20	0.37	0.37
Net operating earnings, basic (Non-GAAP)	0.43	0.41	0.39	0.40	0.40
Net operating earnings, diluted (Non-GAAP)	0.43	0.41	0.39	0.40	0.40
Book value	19.60	19.44	19.13	17.73	17.56
Tangible book value (Non-GAAP)	12.47	12.28	11.94	12.51	12.31
Common shares outstanding	51,750,138	51,577,575	51,480,284	31,726,767	31,711,901

Asset Quality Data and Ratios
Nonperforming loans:
Nonaccrual loans	$31,199	$39,039	$27,981	$21,194	$27,830
Accruing loans past due 90 days or more	9,162	10,264	14,992	11,337	9,303
Nonperforming purchased accounts receivable	7,907	7,907	—	—	—
Other real estate	31,726	23,091	18,435	15,346	11,793
Total nonperforming assets	$79,994	$80,301	$61,408	$47,877	$48,926
Restructured loans not included in nonperforming assets	$5,585	$5,663	$5,147	$5,609	$2,564
Net charge-offs to average loans (annualized)	0.18%	0.07%	0.15%	0.25%	0.12%
Allowance for loan losses to loans	0.23	0.22	0.20	0.32	0.30
Adjusted allowance for loan losses to loans (Non-GAAP)	1.29	1.41	1.50	1.62	1.75
Nonperforming loans to loans	0.77	0.94	0.83	1.06	1.25
Nonperforming assets to total assets	1.09	1.08	0.83	1.07	1.12

Capital Ratios
Tangible equity to tangible assets (Non-GAAP)	9.24%	8.94%	8.72%	9.21%	9.30%
Yadkin Financial Corporation[1]:
Tier 1 leverage	9.40	9.17	12.32	9.42	9.40
Common equity Tier 1	10.32	10.06	9.87	10.55	10.50
Tier 1 risk-based capital	10.71	10.45	10.24	10.59	10.55
Total risk-based capital	11.86	11.58	11.36	11.96	11.98
Yadkin Bank[1]:
Tier 1 leverage	10.06	9.84	13.25	10.34	10.35
Common equity Tier 1	11.45	11.21	10.96	11.64	11.64
Tier 1 risk-based capital	11.45	11.21	10.96	11.64	11.64
Total risk-based capital	11.72	11.46	11.19	11.99	12.04

[1] Regulatory capital ratios for Q3 2016 are estimates.

YEAR TO DATE RESULTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,
(Dollars in thousands, except per share data)	2016	2015
Interest income
Loans	$178,296	$120,500
Investment securities	19,962	11,739
Federal funds sold and interest-earning deposits	285	142
Total interest income	198,543	132,381
Interest expense
Deposits	12,703	9,059
Short-term borrowings	3,858	1,057
Long-term debt	6,457	4,457
Total interest expense	23,018	14,573
Net interest income	175,525	117,808
Provision for loan losses	7,170	3,531
Net interest income after provision for loan losses	168,355	114,277
Non-interest income
Service charges and fees	15,764	10,314
Government-guaranteed lending	9,352	9,559
Mortgage banking	9,696	4,686
Bank-owned life insurance	2,712	1,407
Gain on sales of available for sale securities	194	85
Gain on sale of trust business	417	—
Other	5,645	4,386
Total non-interest income	43,780	30,437
Non-interest expense
Salaries and employee benefits	64,081	45,121
Occupancy and equipment	19,891	14,077
Data processing	7,702	5,668
Professional services	4,081	3,695
FDIC insurance premiums	3,064	2,218
Foreclosed asset expenses	790	910
Loan, collection, and repossession expense	3,270	2,717
Merger and conversion costs	24,043	299
Restructuring charges	46	3,251
Amortization of other intangible assets	4,352	2,353
Other	14,747	11,813
Total non-interest expense	146,067	92,122
Income before income taxes	66,068	52,592
Income tax expense	24,578	19,813
Net income	41,490	32,779
Dividends on preferred stock	—	822
Net income available to common shareholders	$41,490	$31,957

NET INCOME PER COMMON SHARE
Basic	$0.88	$1.01
Diluted	0.88	1.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	46,990,428	31,608,287
Diluted	47,080,186	31,647,866

QUARTERLY BALANCE SHEETS (UNAUDITED)

	Ending balances
(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015 (1)	September 30, 2015
Assets
Cash and due from banks	$96,090	$70,637	$67,923	$60,783	$54,667
Interest-earning deposits with banks	66,188	49,744	42,892	50,885	23,088
Federal funds sold	—	155	—	250	—
Investment securities available for sale	965,960	1,038,307	1,103,444	689,132	713,492
Investment securities held to maturity	38,847	38,959	39,071	39,182	39,292
Loans held for sale	85,964	139,513	53,820	47,287	37,962
Loans	5,253,309	5,268,768	5,208,752	3,076,544	2,979,779
Allowance for loan losses	(12,142)	(11,633)	(10,231)	(9,769)	(9,000)
Net loans	5,241,167	5,257,135	5,198,521	3,066,775	2,970,779
Purchased accounts receivable	7,907	9,657	57,175	52,688	69,383
Federal Home Loan Bank stock	41,693	45,284	41,851	24,844	22,932
Premises and equipment, net	108,557	111,245	119,244	73,739	75,530
Bank-owned life insurance	140,125	141,930	141,170	78,863	78,397
Other real estate	31,726	23,091	18,435	15,346	11,793
Deferred tax asset, net	62,303	67,829	79,342	55,607	54,402
Goodwill	339,549	338,180	337,711	152,152	152,152
Other intangible assets, net	29,117	30,745	32,416	13,579	14,324
Accrued interest receivable and other assets	95,887	92,814	87,995	53,032	44,033
Total assets	$7,351,080	$7,455,225	$7,421,010	$4,474,144	$4,362,226

Liabilities
Deposits:
Non-interest demand	$1,161,790	$1,156,507	$1,151,128	$744,053	$730,928
Interest-bearing demand	1,142,060	1,119,970	1,158,417	523,719	484,187
Money market and savings	1,609,104	1,620,217	1,576,974	1,024,617	1,001,739
Time	1,397,074	1,441,892	1,463,193	1,017,908	1,030,915
Total deposits	5,310,028	5,338,586	5,349,712	3,310,297	3,247,769
Short-term borrowings	791,721	811,383	761,243	375,500	395,500
Long-term debt	164,215	229,012	198,320	194,967	129,859
Accrued interest payable and other liabilities	71,009	73,706	127,093	30,831	32,301
Total liabilities	6,336,973	6,452,687	6,436,368	3,911,595	3,805,429

Shareholders' equity
Common stock	51,750	51,578	51,480	31,727	31,712
Common stock warrant	717	717	717	717	717
Additional paid-in capital	907,626	905,727	904,711	492,828	492,387
Retained earnings	57,026	45,895	33,621	44,794	36,109
Accumulated other comprehensive loss	(3,012)	(1,379)	(5,887)	(7,517)	(4,128)
Total shareholders' equity	1,014,107	1,002,538	984,642	562,549	556,797
Total liabilities and shareholders' equity	$7,351,080	$7,455,225	$7,421,010	$4,474,144	$4,362,226

(1) Derived from audited financial statements as of December 31, 2015.

QUARTERLY NET INTEREST MARGIN ANALYSIS

	Three months ended September 30, 2016			Three months ended June 30, 2016			Three months ended September 30, 2015
(Dollars in thousands)	Average Balance	Interest(1)	Yield/Cost(1)	Average Balance	Interest(1)	Yield/Cost(1)	Average Balance	Interest(1)	Yield/Cost(1)

Assets
Loans(2)	$5,382,434	$66,122	4.89%	$5,322,521	$64,478	4.87%	$2,985,063	$40,362	5.36%
Investment securities(3)	1,127,580	7,110	2.51	1,150,664	7,684	2.69	709,914	4,209	2.35
Federal funds and other	51,241	101	0.78	59,357	81	0.55	55,246	47	0.34
Total interest-earning assets	6,561,255	73,333	4.45%	6,532,542	72,243	4.45%	3,750,223	44,618	4.72%
Goodwill	338,108			337,485			152,152
Other intangibles, net	30,188			31,797			14,763
Other non-interest-earning assets	458,290			514,206			400,811
Total assets	$7,387,841			$7,416,030			$4,317,949

Liabilities and Equity
Interest-bearing demand	$1,088,490	$510	0.19%	$1,141,173	$536	0.19%	$487,173	$130	0.11%
Money market and savings	1,639,707	1,336	0.32	1,582,191	1,115	0.28	996,357	713	0.28
Time	1,387,752	2,957	0.85	1,448,912	2,782	0.77	1,056,806	2,254	0.85
Total interest-bearing deposits	4,115,949	4,803	0.46	4,172,276	4,433	0.43	2,540,336	3,097	0.48
Short-term borrowings	781,861	1,690	0.86	758,180	1,360	0.72	349,900	437	0.50
Long-term debt	229,772	2,215	3.84	280,520	2,375	3.41	125,846	1,465	4.62
Total interest-bearing liabilities	5,127,582	8,708	0.68%	5,210,976	8,168	0.63%	3,016,082	4,999	0.66%
Non-interest-bearing deposits	1,180,832			1,147,659			718,989
Other liabilities	68,855			64,282			29,196
Total liabilities	6,377,269			6,422,917			3,764,267
Shareholders’ equity	1,010,572			993,113			553,682
Total liabilities and shareholders’ equity	$7,387,841			$7,416,030			$4,317,949

Net interest income, taxable equivalent		$64,625			$64,075			$39,619
Interest rate spread			3.77%			3.82%			4.06%
Tax equivalent net interest margin			3.92%			3.94%			4.19%

Percentage of average interest-earning assets to average interest-bearing liabilities			127.96%			125.36%			124.34%

(1) Interest amounts and yields are stated on a taxable-equivalent basis assuming a federal income tax rate of 35 percent.
(2) Loans include loans held for sale and non-accrual loans.
(3) Investment securities include investments in FHLB stock.

APPENDIX - RECONCILIATION OF NON-GAAP MEASURES - QUARTERLY

	As of and for the three months ended
(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Operating Earnings
Net income	$16,286	$17,404	$7,800	$11,848	$11,788
Securities (gains) losses	—	(64)	(130)	85	—
Gain on sale of trust business	—	(417)	—	—	—
Gain on sale of branches	—	—	—	(88)	—
Merger and conversion costs	7,177	6,531	10,335	803	104
Restructuring charges	—	25	21	282	50
Income tax effect of adjustments	(1,719)	(2,269)	(3,217)	(311)	(59)
DTA revaluation from reduction in state income tax rates, net of federal benefit	552	—	—	—	651
Net operating earnings (Non-GAAP)	$22,296	$21,210	$14,809	$12,619	$12,534
Net operating earnings per common share:
Basic (Non-GAAP)	$0.43	$0.41	$0.39	$0.40	$0.40
Diluted (Non-GAAP)	0.43	0.41	0.39	0.40	0.40

Pre-Tax, Pre-Provision Operating Earnings
Net income	$16,286	$17,404	$7,800	$11,848	$11,788
Provision for loan losses	2,997	2,298	1,875	2,714	1,576
Income tax expense	10,439	9,219	4,920	6,182	7,891
Pre-tax, pre-provision income	29,722	28,921	14,595	20,744	21,255
Securities (gains) losses	—	(64)	(130)	85	—
Gain on sale of trust business	—	(417)	—	—	—
Gain on sale of branches	—	—	—	(88)	—
Merger and conversion costs	7,177	6,531	10,335	803	104
Restructuring charges	—	25	21	282	50
Pre-tax, pre-provision operating earnings (Non-GAAP)	$36,899	$34,996	$24,821	$21,826	$21,409

Operating Non-Interest Income
Non-interest income	$16,789	$15,637	$11,354	$9,966	$10,798
Securities (gains) losses	—	(64)	(130)	85	—
Gain on sale of trust business	—	(417)	—	—	—
Gain on sale of branches	—	—	—	(88)	—
Operating non-interest income (Non-GAAP)	$16,789	$15,156	$11,224	$9,963	$10,798

Operating Non-Interest Expense
Non-interest expense	$51,058	$50,205	$44,804	$30,564	$28,848
Merger and conversion costs	(7,177)	(6,531)	(10,335)	(803)	(104)
Restructuring charges	—	(25)	(21)	(282)	(50)
Operating non-interest expense (Non-GAAP)	$43,881	$43,649	$34,448	$29,479	$28,694

Operating Efficiency Ratio
Efficiency ratio	63.21%	63.45%	75.43%	59.57%	57.58%
Adjustment for securities gains (losses)	—	0.05	0.16	(0.10)	—
Adjustment for gain on sale of trust business	—	0.33	—	—	—
Adjustment for gain on sale of branches	—	—	—	0.10	—
Adjustment for merger and conversion costs	(8.89)	(7.97)	(17.43)	(1.56)	(0.21)
Adjustment for restructuring costs	—	(0.03)	(0.04)	(0.55)	(0.10)
Operating efficiency ratio (Non-GAAP)	54.32%	55.50%	58.12%	57.46%	57.27%

	As of and for the three months ended
(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Taxable-Equivalent Net Interest Income
Net interest income	$63,991	$63,489	$48,045	$41,342	$39,305
Taxable-equivalent adjustment	634	586	442	325	314
Taxable-equivalent net interest income (Non-GAAP)	$64,625	$64,075	$48,487	$41,667	$39,619

Core Net Interest Income and Net Interest Margin (Annualized)
Taxable-equivalent net interest income (Non-GAAP)	$64,625	$64,075	$48,487	$41,667	$39,619
Acquisition accounting amortization / accretion adjustments related to:
Loans	(4,744)	(4,781)	(3,565)	(2,970)	(3,404)
Deposits	(329)	(471)	(553)	(522)	(713)
Borrowings and debt	85	60	119	170	155
Income from issuer call of debt security	—	—	(165)	(742)	—
Core net interest income (Non-GAAP)	$59,637	$58,883	$44,323	$37,603	$35,657

Divided by: average interest-earning assets	$6,561,255	$6,532,542	$4,812,350	$3,851,009	$3,750,223
Taxable-equivalent net interest margin (Non-GAAP)	3.92%	3.94%	4.05%	4.29%	4.19%
Core taxable-equivalent net interest margin (Non-GAAP)	3.62%	3.63%	3.70%	3.87%	3.77%

Adjusted Allowance for Loan Losses
Allowance for loan losses	$12,142	$11,633	$10,231	$9,769	$9,000
Net acquisition accounting fair value discounts to loans	55,787	62,745	68,063	40,188	43,095
Adjusted allowance for loan losses (Non-GAAP)	$67,929	$74,378	$78,294	$49,957	$52,095

Divided by: total loans	$5,253,309	$5,268,768	$5,208,752	$3,076,544	$2,979,779
Adjusted allowance for loan losses to loans (Non-GAAP)	1.29%	1.41%	1.50%	1.62%	1.75%

Tangible Equity to Tangible Assets
Shareholders' equity	$1,014,107	$1,002,538	$984,642	$562,549	$556,797
Less goodwill and other intangible assets	368,666	368,925	370,127	165,731	166,476
Tangible equity (Non-GAAP)	$645,441	$633,613	$614,515	$396,818	$390,321

Total assets	$7,351,080	$7,455,225	$7,421,010	$4,474,144	$4,362,226
Less goodwill and other intangible assets	368,666	368,925	370,127	165,731	166,476
Tangible assets	$6,982,414	$7,086,300	$7,050,883	$4,308,413	$4,195,750

Tangible equity to tangible assets (Non-GAAP)	9.24%	8.94%	8.72%	9.21%	9.30%

Tangible Book Value per Share
Tangible equity (Non-GAAP)	$645,441	$633,613	$614,515	$396,818	$390,321
Divided by: common shares outstanding	51,750,138	51,577,575	51,480,284	31,726,767	31,711,901
Tangible book value per common share (Non-GAAP)	$12.47	$12.28	$11.94	$12.51	$12.31